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                                                                    EXHIBIT 99.3


                              METRIS COMPANIES INC.

               Instruction to Registered Holder and/or Depository
                 Trust Company Participant from Beneficial Owner
                                       for
                                Offer to Exchange
                          10 1/8% Senior Notes due 2006
               which have been registered under the Securities Act
                           for any and all outstanding
                          10 1/8% Senior Notes due 2006
                     which were issued in a private offering

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 1999,
UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To Registered Holder and/or Depository Trust Company Participant:

     The undersigned hereby acknowledges receipt of the Prospectus dated __________________________, 1999 (the "Prospectus") of Metris Companies Inc., a
Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 10 1/8% Senior Notes due 2006 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 10 1/8% Senior Notes due 2006 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate principal amount of Old Notes held by you for the account of the undersigned is (Fill in amount):

     $_________________________ of the 10 1/8% Senior Notes due 2006.

     With respect to the Exchange Offer, the undersigned hereby instructs you (Check appropriate box):

     [ ] To TENDER the following Old Notes held by you for the account of the undersigned (Insert principal amount of Old Notes to be tendered, if less than all):

          $______________________

     [ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any New Notes acquired in exchange for Old Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such New Notes, (ii) neither the Holder of such Old Notes nor any such other person is participating in, intends to participate in or has any arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of New Notes and (iii) neither the Holder of such Old Notes nor any such other person is an "affiliate" of the Company.


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If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                    SIGN HERE

Name of beneficial owner(s)___________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Signature(s)__________________________________________________________________

______________________________________________________________________________

Name(s) (please print)________________________________________________________

______________________________________________________________________________

Address_______________________________________________________________________

Telephone Numbers_____________________________________________________________

Taxpayer Identification or Social Security No.________________________________

Date__________________________________________________________________________

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